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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 AMENDMENT NO. 1

                                       to

                                    FORM 8-K

                            FILED ON OCTOBER 7, 1999

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



     Date of Report (or Date of Earliest Event Reported): September 27, 1999




                            PENDARIES PETROLEUM LTD.
             (Exact name of Registrant as specified in its charter)




Province of New Brunswick, Canada         1-14754                52-205176
(State of incorporation or        (Commission File Number)     (IRS Employer
     organization)                                           Identification No.)



                                8 Greenway Plaza
                                    Suite 910
                              Houston, Texas 77046
                    (Address of principal executive offices)



                                  713-355-2900
                         (Registrant's telephone number)


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(b) Pro Forma Financial Information. On October 7, 1999, Pendaries Petroleum filed a Form 8-K report covering acquisition of an additional 8.2% interest in Block 04/36 in Bohai Bay, China in which Pendaries already owned a 10.0% interest. At the time of filing that report, Pendaries indicated that it would file pro forma financial information covering that asset acquisition by December 5, 1999.

           Upon further consideration, Pendaries has determined that no pro forma financial information is required, due to no monetary consideration having been paid for the additional interest in Block 04/36, and there being no impact upon the financial statements of Pendaries as a result of acquisition of this interest. To date no revenues have been generated from Pendaries' previously owned or acquired interest in Block 04/36. Prospectively, reserve information presented as of year-end 1999 will reflect the ownership of this additional interest.

            This material includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections or other statements, other than statements of historical fact, are forward-looking statements. Although Pendaries believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in Pendaries' business are set forth in the filings of Pendaries with the Securities and Exchange Commission.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  November 22, 1999

                                                   PENDARIES PETROLEUM LTD.


                                             By:    /s/Bobby J. Fogle
                                             Name:     Bobby J. Fogle
                                             Title:    Chief Financial Officer


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